Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) is executed as of this 9th day of March, 2026 (“the Amendment Effective Date”), by and between Stephanie L. Pugliese (“Executive”) and Duluth Holdings Inc. (the “Company”).

RECITALS

WHEREAS, the Company and Executive (jointly, the “Parties” and each a “Party”) entered into that certain Employment Agreement, dated May 5, 2025 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this First Amendment have the respective meanings assigned to them in the Employment Agreement.

2. Amendments to the Employment Agreement.

a. Section 2.3 (Equity) of the Employment Agreement is hereby amended by deleting the eighth, ninth, tenth, and eleventh sentences thereof and inserting the following in place thereof:

“ For fiscal year 2026, Executive will receive one (1) equity grant (“2026 Equity Grant”). The 2026 Equity Grant for fiscal year 2026 will have a minimum grant date fair value of Two Million Three Hundred Thousand Dollars ($2,300,000) and will vest ratably on the first, second and third anniversaries of the grant date subject to Executive’s continuous employment through the respective vesting dates and subject to such other terms and conditions as the Compensation Committee and/or Board shall approve. The form of such fiscal year 2026 equity grants and specific grant date fair value shall be determined by the Board and/or Compensation Committee in its discretion.”

3. Limited Effect. Except as expressly provided in this First Amendment, all the terms and provisions of the Employment Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Employment Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party.

4. Miscellaneous.

a. This First Amendment is governed by and construed in accordance with the laws of the State of Wisconsin, without regard to the conflict of laws provisions of such State.

b. The headings in this First Amendment are for reference only and do not affect the interpretation of this First Amendment.

c. This First Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this First Amendment electronically shall be effective as delivery of an original executed counterpart of this First Amendment.

d. This First Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be duly executed as of the Amendment Effective Date.

EXECUTIVE:

/s/ Stephanie L. Pugliese
Stephanie L. Pugliese

DULUTH HOLDINGS INC.:

/s/ Stephen L. Schlecht
Stephen L. Schlecht
Chairman

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